UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 18, 2010

BOVIE MEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

012183	11-2644611
(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of Principal Executive Offices, Including Zip Code)

(631) 421-5452
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 18, 2010, Bovie Medical Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with purchasers named therein (“Buyers”) to raise in the aggregate approximately $3 million in a private placement of Common Stock and warrants pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Upon closing of the transaction, the Company will enter into a Registration Rights Agreement with the Buyers and issue to the Buyers an aggregate of 571,429 shares of Common Stock (“Common Shares”) at a per share price of $5.25 and warrants (the “Warrants”) to acquire additional shares of Common Stock of up to fifty (50%) percent of the Common Shares acquired by each respective Buyer at an exercise price of $6.00 per share (the “Exercise Price”).

The Warrants are immediately exercisable and will terminate on the fifth (5th) anniversary of the issuance date.  The Exercise Price of the Warrants will be subject to adjustment so that, among other things, if the Company issues any shares of Common Stock (including options and warrants, with standard exceptions), at a price that is lower than the Exercise Price then in effect, the Exercise Price then in effect will be reduced to such lower price.

In connection with the private placement, the Company paid certain cash fees and issued a warrant to the placement agent, Rodman & Renshaw, LLC, for the purchase of 42,857 shares of Common Stock at an exercise price of $6.00 per share for its activity engaged on behalf of the Company.  In addition, the Company paid certain cash fees and issued a warrant to Gilford Securities Incorporated for the purchase of 10,000 shares of Common Stock at an exercise price of $6.00 per share for its activity engaged on behalf of the Company.

Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement on Form S-3 to cover the resale of the Common Shares and shares of Common Stock issuable upon exercise of the Warrants.  The failure on the part of the Company to satisfy certain deadlines described in the Registration Rights Agreement may subject the Company to payment of certain monetary penalties. In addition, pursuant to the terms of the Purchase Agreement, the Company agreed, among other things, not to enter into any financing transactions for the issuance of securities of the Company until the date immediately following the sixty (60) Trading Day (as defined in the Warrants) anniversary of the effectiveness of the registration statement the Company will file for the benefit of the Buyers.

Copies of the Purchase Agreement, form of Registration Rights Agreement, form Warrant to be issued to the Buyers, and form Warrant to be issued to Rodman & Renshaw, LLC and Gilford Securities, Inc. are filed as exhibits to this report and are incorporated in this report by reference.

On April 19, 2010, the Company issued a press release announcing the execution of definitive agreements for the transaction.  A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated April 18, 2010, by and among Bovie Medical Corporation and the investors listed on the Schedule of Buyers attached thereto.

10.2	Form of Registration Rights Agreement by and among Bovie Medical Corporation and the investors listed on the signature pages thereto.

10.3	Form of Warrant to be issued to the Buyers under the Securities Purchase Agreement.

10.4	Form of Warrant to be issued to Rodman & Renshaw, LLC and Gilford Securities Inc.

99.1           Press release dated April 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION

Date: April 19, 2010	/s/ Andrew Makrides
Name: Andrew Makrides
Title: President and Chairman of the Board